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EX-23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Commission File Numbers 333-35918 and 333-47438) of our report dated March 25, 2002, on the financial statements for the two years in the period ended December 31, 2001, which appear in this Form 10-K.



/s/ Wiss & Company, LLP
-------------------------------

Wiss & Company, LLP
Livingston, New Jersey
April 2, 2002